UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.   )

Filed by the Registrant ☑	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

TEGNA INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

The following materials were made available by TEGNA Inc. on https://www.tegnavalue.com/ on April 20, 2020.

TEGNA	HOW TO VOTE

How to Vote

We ask for your support in this important director election by voting FOR election of ALL of the TEGNA nominees using the GOLD proxy card. To facilitate timely receipt of your proxy despite any potential systems disruption due to COVID-19, we encourage you to vote online or by phone today. You may also submit your proxy by mail, but we strongly encourage you to use this option only if you do not have access to the Internet or a phone.

Online

Access the website indicated on the GOLD proxy card or voting instructions form and follow the easy prompts provided.

Phone

Call the number indicated on the GOLD proxy card or voting instructions form and follow the easy prompts provided.

If you have questions about how to vote your shares, please call the firm assisting us with the solicitation of proxies:

INNISFREE

(877) 687-1865 (toll-free from the U.S. and Canada), or
+1 (412) 232-3651 (from other countries)

2020 Annual Meeting Information:

Time and Date: 8:00 a.m. ET on April 30, 2020
Place: The meeting will be held virtually. Please visit www.tegna-2020-annual-meeting-of-shareholders.com for important information as to how to register to attend.

Stay Informed

Email address

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Investor Contact

INNISFREE
(877) 687-1865 (toll-free from the U.S. and Canada)
+1 (412) 232-3651 (from other countries)

Media Contacts

TEGNA
Anne Bentley
(703) 873-6366
abentley@tegna.com

SARD VERBINNEN & CO
George Sard
Stephanie Pillersdorf
Andy Duberstein
Tegna-SVC@sandverd.com

Disclaimer

@ 2020 TEGNA Inc. All Rights reserved.